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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 13, 2001
                                                          --------------


                          McNAUGHTON APPAREL GROUP INC.
             (Exact name of registrant as specified in its charter)





            Delaware                        0-23440              13-3747173
---------------------------------     ------------------    -------------------
  (State or other jurisdiction         (Commission File      (I.R.S. Employer
 of incorporation or organization)         Number)           Identification No.)






             463 Seventh Avenue
             New York, N.Y.                                  10018
             ---------------------                        -------------
            (Address of principal executive offices)       (Zip Code)





       Registrant's telephone number, including area code: (212) 947-2960
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Item 5. Other Events

Merger Agreement Between Jones Apparel Group, Inc., MCN Acquisition Corp. and
-----------------------------------------------------------------------------
McNaughton Apparel Group. Inc. (the "Company")
----------------------------------------------

On April 13, 2001, the Company, Jones Apparel Group, Inc. ("Jones Apparel") and MCN Acquisition Corp. entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will be acquired by Jones Apparel for approximately $21.00 per common share of the Company, comprised of $10.50 in cash and approximately $10.50 in common stock of Jones Apparel based on a fixed exchange ratio of 0.2820 Jones Apparel shares per share of the Company's common stock. The actual number of shares of Jones Apparel common stock to be received for each share of the Company's common stock, in addition to $10.50 in cash for each common share of the Company, will be (i) .2820 if the average Jones Apparel common stock price for the five trading day period ending on the second trading day prior to the closing (the "Average Price") is greater than or equal to $29.78 and less than or equal to $44.68, (ii) equal to $12.60 divided by the Average Price if the Average Price is greater than $44.68, or (iii) equal to $8.40 divided by the Average Price if the Average Price is less than $29.78. Reference is made to the Merger Agreement filed as an exhibit hereto for a complete description of the terms and conditions of the transactions contemplated by the Merger Agreement.

For Federal income tax purposes, the merger transaction is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, such that the stock portion of the consideration to be received by holders of the Company's common stock will be received on a tax deferred basis.

The transaction is subject to approval by the stockholders of the Company, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions, and is expected to close in the third calendar quarter of this year.

In connection with the entering into the Merger Agreement, the Company amended the Rights Agreement (the "Rights Agreement") dated as of January 19, 1996, as amended, between the Company and American Stock Transfer & Trust Company, as rights agent, in order to render the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement.


Item 7.  Exhibits

Exhibit Index
-------------
10 Agreement and Plan of Merger dated as of April 13, 2001, among Jones Apparel Group, Inc., MCN Acquisition Corp. and McNaughton Apparel Group Inc. (Disclosure schedules omitted; the Registrant agrees to furnish a copy of these disclosure statements on a supplemental basis to the Securities and Exchange Commission upon request.)

10.1 Amendment No. 2 dated as of April 13, 2001 to Rights Agreement dated January 19, 1996, as amended, between McNaughton Apparel Group Inc. and American Stock Transfer & Trust Company.

10.2 Letter agreement dated April 9, 2001 amending the Employment Agreement dated as of November 5, 1993, as amended, between Norton McNaughton of Squire, Inc. and Amanda J. Bokman.

99   Press release dated April 16, 2001.

Item 9.  Regulation FD Disclosure

Reference is made to the press release issued on April 16, 2001, attached hereto as Exhibit 99.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                McNAUGHTON APAREL GROUP INC.
                                ----------------------------
                                      (Registrant)


Date:  April 17, 2001           By:   /s/ Peter Boneparth
                                      ------------------------------------------
                                      Peter Boneparth
                                      Chief Executive Officer and Chief
                                      Operating Officer
                                      (Principal Executive and Operating
                                      Officer)


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